Exhibit 10.5

Annual Compensation of Non-Employee Directors

	2012	2011	2010
Name/Position	Retainer	Retainer	Retainer
Martin S. Friedman, Non-Employee Director	$36,000	$36,000	$36,000
Thomas M. Kody, Non-Employee Director	$36,000	$36,000	$36,000
John W. Edgemond IV, Non-Employee Director	$36,000	$36,000	$36,000
James L. Jadlos, Chairman and Non-Employee Director	$48,000	$44,000	$36,000

The Non-Employee Directors will be paid the 2012 retainer in quarterly installments in the month following the end of each fiscal quarter.